UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

February 4, 2013

CELATOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54852	20-2680869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303B College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 243-0123

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On February 4, 2013, Celator Pharmaceuticals, Inc. (the “Company”) entered into a termination, release and indemnity agreement (the “Agreement”) with David Wood, the Company’s head of finance. Under the Agreement, Mr. Wood’s employment with the Company will terminate effective March 31, 2013. The Company will pay Mr. Wood all salary and vacation pay owing through the termination date and a severance payment equal to nine months’ base salary as of the termination date, totaling approximately $184,000, payable in equal bi-weekly installments over a nine-month period commencing the day after the termination date. If any bonus is awarded to Mr. Wood for 2012, it will be paid in the normal course of business at the time 2012 bonuses are paid to other employees of the Company. In consideration for the severance payment, Mr. Wood has agreed to release the Company and its affiliates from all claims and demands arising out of his employment and cessation of his employment with the Company. Mr. Wood has also confirmed his continuing confidentiality obligations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELATOR PHARMACEUTICALS, INC.

By:	/s/ Fred Powell
Fred Powell,
Vice President and Chief Financial Officer

Date: February 7, 2013